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                                                                    EXHIBIT 3(b)


                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                JII HOLDINGS, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

         This Limited Liability Company Agreement of JII Holdings, LLC (the "AGREEMENT"), dated as of February 18, 2004, is adopted, executed and agreed to by Jordan Industries, Inc., an Illinois corporation and its sole member (the "SOLE MEMBER").

         1. FORMATION. JII Holdings, LLC (the "COMPANY") has been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the "ACT").

         2.       TERM. The Company shall have a perpetual existence.

         3. PURPOSES. The purposes of the Company are to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

         4. CONTRIBUTIONS. The Sole Member has made an initial contribution of capital in exchange for 100% membership interest in the Company. Without creating any rights in favor of any third party, the Sole Member may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligation to do so.

         5. DISTRIBUTIONS. The Sole Member shall be entitled (a) to receive all distributions (including, without limitation, liquidating distributions) made by the Company, and (b) to enjoy all other rights, benefits and interests in the Company.

         6.       MANAGEMENT.

                  (a) The powers of the Company may be exercised by or under the authority of, and the business and affairs of the Company may be managed under the direction of, the managers, who may make all decisions and take all actions for the Company. The individuals set forth below are hereby appointed to serve as the initial managers of the Company:

                  Jonathan F. Boucher
                  G. Robert Fisher
                  John W. Jordan II
                  Thomas H. Quinn
                  Joseph S. Steinberg
                  David W. Zalaznick

                  (b) The managers may designate one or more persons to be officers of the Company. Officers are not "managers," as the term is used in the Act. Any officers who are so designated shall have such titles and authority and perform such duties as the managers may delegate to them. Unless the managers decide otherwise, if the title is one commonly used for officers of a corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office. The



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         individuals set forth below are hereby appointed to serve as the initial officers of the Company in the capacity set forth opposite each individual's name:

         John W. Jordan II         Chairman of the Board/Chief Executive Officer
         Thomas H. Quinn           President/Chief Operating Officer/Secretary
         Jonathan F. Boucher       Vice President/Assistant Secretary
         Gordon L. Nelson, Jr.     Vice President/Treasurer
         Andrew W. Rice            Vice President
         Lisa M. Ondrula           Vice President/Assistant Secretary/Controller
         G. Robert Fisher          Assistant Secretary
         James B. Carlson          Assistant Secretary
         Steven L. Rist            Assistant Secretary

         7. DISSOLUTION. The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Sole Member may elect. No other event will cause the Company to dissolve.

         8. GOVERNING LAW. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING ITS CONFLICT-OF-LAWS RULES).

                      [SIGNATURES IS ON THE FOLLOWING PAGE]


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         IN WITNESS WHEREOF, the undersigned, being the Sole Member of the
Company, has caused this Limited Liability Company Agreement to be duly executed effective as of the date first above written.



                                  SOLE MEMBER:

                                  JORDAN INDUSTRIES, INC.



                                  By: /s/ Gordon L. Nelson, Jr.
                                     -------------------------------------------
                                  Name:  Gordon L. Nelson, Jr.
                                  Title:  Senior Vice President




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